EXHIBIT 10.13.2

AMENDMENT
TO THE AGREEMENT
OF
LIMITED PARTNERSHIP
OF CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P.

        This Amendment (the "Amendment") to the Agreement of Limited Partnership (the "Agreement"), dated as of December 7, 1999, of Century-TCI California Communications, L.P. (the "partnership"), by and among Century Exchange LLC ("Century") and TCI California Holdings, LLC ("TCI") is made and entered into as of June 25, 2002. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

        WHEREAS, Century and TCI desire to amend certain sections of the Agreement.

        NOW, THEREFORE, for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

ARTICLE I
AMENDMENT

        The Agreement is hereby amended as follows:

        1.1   The following provisions shall be added to Article 5 of the Agreement:

          5.10 Independent Advisor.

            (a)   Appointment.    The Partnership shall retain David R. Van Valkenburg as an independent advisor (the "Independent Advisor"), subject to his willingness to serve. The Partnership shall offer to retain the Independent Advisor prior to any bankruptcy proceeding of the Partnership. Century and TCI shall take all actions as may be required to effectuate the employment of the Independent Advisor. If Mr. Van Valkenburg chooses not to serve as the Independent Advisor, or if Mr. Van Valkenburg or any subsequent Independent Advisor is removed pursuant to Section 5.10(f) or is unable to continue to serve as the Independent Advisor, Century and TCI shall select a third-party reasonably satisfactory to both with a national reputation in the cable industry to serve as the Independent Advisor.

            (b)   Authority of Independent Advisor.    The Independent Advisor's function shall be to review and advise on all aspects of the operations and management of the Partnership and any of its Subsidiaries (individually and collectively, the "Century TCI Group") to promote the conduct of their business in accordance with sound industry practice and on a basis that places the best interests of the Century TCI Group first. The Independent Advisor shall review the business, operations and finances of the Century TCI Group, consult with Century and TCI with respect thereto and make recommendations to the Advisory Committee with respect thereto. The Independent Advisor's activities shall include, but not be limited to, review, consultation and recommendations with respect to the following:

      (i)
      operating and capital budgets, plans and projections;

      (ii)
      operations and finances;

      (iii)
      employment decisions (including, without limitation, decisions concerning the hiring and firing of employees, including management, and the implementation of employee retention plans);

      (iv)
      operational restructurings;

      (v)
      strategic planning;

      (vi)
      contract assumption, rejection or termination;

      (vii)
      capital expenditures;

      (viii)
      asset disposition or acquisition;

      (ix)
      business combinations;

      (x)
      the matters described in Section 5.11 below; and

      (xi)
      any and all other decisions concerning the business, operations and finances of the Century TCI Group.

            (c)   Cooperation.    Century shall cooperate with the Independent Advisor in the performance of the Independent Advisor's responsibilities. Without limiting the generality of the foregoing, Century shall provide the Independent Advisor all such facilities, access and information as shall be reasonably necessary for the performance of the Independent Advisor's responsibilities. If the Independent Advisor reasonably determines that the Independent Advisor requires the assistance of engineering, accounting or other professional advisors in connection with the performance of the Independent Advisor's responsibilities, the Independent Advisor shall have the authority to engage such advisors on reasonable terms on behalf of the Century TCI Group and at the expense of the Century TCI Group.

            (d)   Information.    Without limiting the generality of its obligation to cooperate with the Independent Advisor set forth in Section 5.10(c) above, Century shall prepare and deliver to the Independent Advisor and to TCI a detailed schedule of all past, present or proposed (i) material transactions between the Century TCI Group, on the one hand, and Adelphia Communications Corporation ("ACC") or any of its Subsidiaries or other Affiliates, on the other hand, and (ii) all proposed future expense allocations to the Century TCI Group. In addition to the annual, quarterly and monthly financial statements and other information that the Century TCI Group is required to provide to TCI pursuant to the Agreement and any related agreements, Century shall provide TCI and the Independent Advisor with draft copies of all material pleadings, proposals or agreements prepared by ACC or any of its Subsidiaries that relate to the Century TCI Group for submission to the court overseeing the Century TCI Group's chapter 11 proceeding or any creditors or creditors' or equity committees or groups as much in advance of their submission to the court or such other persons or groups as practicable. Century shall also provide TCI and the Independent Advisor with copies of all reports, notices, communications or information provided to (or received from) any lenders under a "debtor-in-possession" ("DIP") facility, to ACC or its Subsidiaries or any creditors or creditors' or equity committees or groups or their advisors not later than the time such information is made available (or received from) such persons.

            (e)   Exculpation.    The Independent Advisor shall have no liability for any loss, cost or other damage of any nature except to the extent that such loss, cost or other damage is finally judicially determined to have been caused by the Independent Advisor's gross negligence or willful misconduct.

            (f)    Removal; Modification of Authority.    Without the written consent of both Century and TCI, the Independent Advisor may not be removed and is or her authority may not be modified except by an order of the Bankruptcy Court upon a showing of "cause" (as such term is to be defined in the employment agreement of the Independent Advisor).

          5.11 Conflict Matters.    All matters set forth below and all other transactions involving ACC or its Affiliates, on the one hand, and any member of the Century TCI Group, on the other hand, shall constitute matters that require the consent of TCI, except, as to those matters permitted by Sections 5.1(b)(5), (c)(7), (c)(9), (c)(10) and (c)(11), that the consent of TCI shall not be required under this Section 5.11 if such consent is not required under any provision of the Agreement other than this Section 5.11, any other agreement relating to the Partnership or applicable law:

    (i)
    review and determination whether or not to assume or reject existing agreements between any member of the Century TCI Group and ACC or any Subsidiary or Affiliate of ACC

      and negotiation of terms as to any proposed new agreements or waivers under or amendments of existing agreements;

    (ii)
    investigation and pursuit or settlement of all claims the Century TCI Group may have against ACC or its Affiliates;

    (iii)
    addressing claims ACC or its Affiliates may assert against the Century TCI Group, including cost allocations and intercompany claims; and

    (iv)
    termination or amendment of the Management Agreement between Century-TCI California, L.P. and Chelsea Communications, LLC (the "Management Agreement").

            (d)   Advisory Committee Monthly Meetings.    The Advisory Committee shall hold monthly meetings, which the Independent Advisor shall attend, in which it will discuss the financial condition, results of operations and business of the Century TCI Group. Such meetings shall include a comparison of actual results to the operating budget described in connection with Section 5.12 below.

          5.12 New Budget.    Notwithstanding Section 5.4 of this Agreement, prior to November 30, 2002, the Century TCI Group shall formulate a new operating budget and capital budget in consultation with Century, TCI and the Independent Advisor.

        1.2   The following provision shall be added to Article 9 of the Agreement:

          9.4   Market L.A.    To the extent that ACC, Century or the TCI Century Group determines to market its cable systems located in Los Angeles for sale, either on a stand-alone basis or as part of a larger transaction (it being understood that this Amendment does not constitute any consent thereto on the part of TCI), TCI shall have the right, but not the obligation, to participate in the sales process and jointly market its interests in the Century TCI Group and/or in cable systems located in the Los Angeles MSA.

ARTICLE II
MISCELLANEOUS

        2.1   Governing Law.    This Amendment and the rights of the parties hereunder shall be governed by and interpreted in accordance with the law of the State of Delaware.

        2.2   Effectiveness of the Agreement.    Except as amended hereby, the Agreement shall continue in full force and effect and all obligations of Century and the limitations on the rights and powers of Century contained in the Agreement, including but not limited to those set for in Sections 5.1 and 5.9, shall bind Century and be enforceable by TCI notwithstanding any chapter 11 or other bankruptcy proceeding affecting Century or the Partnership or any other Affiliate of ACC.

        2.3   Authorization of DIP; Reservation of Rights.    Except as expressly set forth in this Amendment, Century and its Affiliates, AT&T Broadband LLC and TCI reserve all rights under or in respect of the Century TCI Group, including all rights under the Bankruptcy Code (including the right to seek the appointment of a trustee or examiner) and under any of the agreements relating to the Century TCI Group. TCI hereby (x) authorizes under the terms of the Partnership Agreement and any similar organic agreement in respect of any Subsidiary of the Partnership (collectively, the "Organic Documents"), and (y) waives any claim or objection that arises under the terms of the Organic Documents to (A) the execution, delivery and performance of the DIP financing documents in the form approved by the bankruptcy court at the preliminary hearing on approval of the DIP financing documents (the "Interim Hearing") and to any and all actions of the Partnership to effect amendments, modifications, waivers and supplements thereto (other than those of the type set forth on Schedule I to this Amendment) (the DIP financing documents in such form, giving effect to amendments, modifications, waivers and supplements thereto other than of the type set forth on Schedule I to this Amendment, referred to as the "Authorized DIP Documents"), and (B) the Century TCI Group's entering into, borrowing under, making inter-company loans as described in the Cash Management Protocol (as defined in the Authorized DIP Documents) and/or performing obligations under the

Authorized DIP Documents without the consent of TCI; provided, however, that this authorization and waiver shall not preclude TCI from asserting claims and objections (i) arising other than pursuant to the Organic Documents, or (ii) under principles of applicable law (including, to the extent applicable, state law and the Bankruptcy Code), including but not limited to principles that impose fiduciary duties on a general partner or manager. The foregoing authorization and waiver by TCI shall be binding on TCI regardless of the effectiveness, or any termination of the effectiveness, of this Agreement.

        2.4   Court Approval.    TCI and Century shall use their commercially reasonable best efforts to obtain an order or orders, not later than the date ten days prior to the entry of an order approval the final DIP financing, satisfactory in form and substance to TCI approving (a) the retention and authority of the Independent Advisor and (b) the enforceability and binding effect of (i) this Amendment and (ii) the governance provisions contained in the Agreement.

        2.5   Supercedes Other Agreements.    In the event that this Amendment conflicts with or contradicts any term or provision of the Management Agreement or any other agreement between any member of the Century TCI Group and ACC or any of its Subsidiaries or other Affiliates, the terms and provisions of this Amendment shall govern.

        IN WITNESS WHEREOF, this Amendment to the Agreement of Limited Partnership of Century-TCI California Communications, L.P. has been executed and delivered by the duly authorized person of the undersigned.

CENTURY EXCHANGE LLC
By:	Century Cable Holding Corp., its managing member
By:	/s/ ERLAND E. KAILBOURNE Name: Title:
TCI CALIFORNIA HOLDINGS, LLC
By:	TCI Cablevision of California Century Holdings, LLC, its Manager
By:	/s/ MICHAEL P. HUSEBY Name: Michael P. Huseby Title: Vice President/Assistant Treasurer
FOR PURPOSES OF SECTION 9.4 ONLY:
ADELPHIA COMMUNICATIONS CORPORATION, A DELAWARE CORPORATION
By:	/s/ ERLAND E. KAILBOURNE Name: Title: